UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 25, 2009

SONICWALL, INC.
(Exact name of registrant as specified in its charter)

California	000-27723	77-0270079
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1143 Borregas Avenue
Sunnyvale, California 94089
(408) 745-9600
(Address, including zip code and telephone number, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement

On June 19, 2009, SonicWALL, Inc., a California corporation (“SonicWALL”), entered into a Lease Agreement (the “Lease Agreement”) with Xilinx, Inc. (“Landlord”) to lease approximately 72,000 square feet of rentable space, located at 2001 Logic Drive, San Jose, California, as the new headquarters offices of the company (the “Premises”).  The Lease Agreement commences on or about September 1, 2009 and will continue for an initial term that expires on September 30, 2014.  SonicWALL’s current lease agreement for its headquarters offices at 1143 Borregas Avenue, Sunnyvale, California will expire on September 29, 2009.

Rent applicable on the first anniversary of the lease commencement date and on each anniversary date thereafter during the initial term will increase at a rate of 3% per year.  At the end of the initial term of the lease, SonicWALL has the right, at its discretion, to extend the lease for an additional twelve month term at a rent equal to 3% above the rent in effect during the fifth year of the initial term.  At the end of the sixth year of the lease, the parties may agree to extend the lease for an additional twelve month term at a rent equal to 95% of fair market value as determined by an independent appraiser.

SonicWALL and Landlord have made customary representations, warranties and covenants in the Lease Agreement, including that the Premises (i) have been constructed or installed in a good and workmanlike manner and in compliance with all applicable laws and regulations, (ii) are not in violation of any applicable laws and regulations, and (iii) are not subject to any enforcement or correction order by any government authority.  The warranty period for these representations and warranties is six (6) months from the commencement date of the lease.

In addition to monthly rent, SonicWALL will be responsible for its proportionate share of operating expenses equal to the sum of the operating expenses determined jointly by Landlord and SonicWALL to solely benefit the Premises plus 12.46% of operating expenses benefitting the site on which the Premises are located.

The Lease Agreement also provides for certain Tenant Improvements that SonicWALL and Landlord have agreed to on a predetermined formula.  Landlord is obligated to provide a tenant improvement allowance and SonicWALL is responsible for excess tenant improvement costs in excess of Landlord’s tenant improvement allowance.

SonicWALL’s right to assign the Lease Agreement or sublet all or any portion of the Premises is subject to a detailed process, including, among other requirements, the prior written consent of Landlord, which consent the Landlord may not unreasonably withhold or delay.

The above description of the Lease Agreement is qualified in its entirety by reference to the full text of the Lease Agreement, a copy of which will be filed as an exhibit to SonicWALL’s next periodic report on Form 10-Q, with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SonicWALL, Inc.

Date: June 25, 2009	By:	/s/ Robert D. Selvi
Name: Robert D. Selvi
Title : Chief Financial Officer